Exhibit 16.1

June 22, 2015 U.S. Securities and Exchange Commission Office of the Chief Accountant 100 F Street, NE Washington, DC 20549 Re: NV5 Holdings, Inc. File No. 001-35849

Grant Thornton LLP

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Fort Lauderdale, FL 33323-2874

T 954.768.9900

F 954.768.9908

801 Brickell Avenue, Suite 2450

Miami, FL 33131-4944

T 305.341.8040

F 305.341.8099

GrantThornton.com

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Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of NV5 Holdings, Inc. dated June 22, 2015, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ GRANT THORNTON LLP